Exhibit 99.1

For Immediate Release	Contacts:
April 30, 2019	Joseph Jaffoni, Jennifer
Neuman, Norberto Aja
JCIR
(212) 835-8500
etm@jcir.com

ENTERCOM COMMUNICATIONS FIRST QUARTER NET REVENUES

INCREASE 3% AND OPERATING INCOME INCREASES 434%

ADJUSTED EBITDA INCREASES 42%

Philadelphia, PA—Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended March 31, 2019.

First Quarter Highlights

•	Net revenues for the quarter were $309.0 million, up 3% compared to $300.6 million in the first quarter of 2018

•	Total operating expense for the quarter was $278.6 million compared to $294.9 million in the first quarter of 2018

•	Net income per diluted share for the quarter was $0.02, compared to a net loss per diluted share of ($0.10) in the first quarter of 2018

•	Adjusted EBITDA for the quarter was $42.7 million, up 42% compared to $30.1 million in the first quarter of 2018

David J. Field, President and Chief Executive Officer, stated: “I am pleased to report that Entercom delivered another strong quarter of performance as revenues increased 3% and Adjusted EBITDA surged 42%. Our transformational investments in new products and capabilities and the hard work of our team are beginning to pay off as we capitalize on our scale and the abundant growth opportunities in Audio. Second quarter revenues are pacing up by more than 4% and we are excited about our progress across multiple areas of the business and by the dynamic future ahead.”

Additional Information

In February, the Company announced a definitive agreement to acquire NASH FM 94.7 in New York City, and two stations in Springfield, MA from Cumulus Media Inc. (Nasdaq: CMLS) in exchange for Entercom’s three-station cluster in Indianapolis. The transaction is immediately accretive to Entercom. Entercom and Cumulus began programming the respective stations being acquired under Local Marketing Agreements on March 1, 2019. The exchange transaction is expected to close in the second quarter of 2019.

During the first quarter, the Company completed the sale of surplus land, buildings and towers to a third party for $25 million in cash and used this cash and cash on hand to fully pay off the $180 million outstanding balance on its revolving credit facility.

Later today, the Company expects to issue $325 million in 6.50% senior secured second-lien notes due 2027. The Company plans to use the proceeds of the issuance, as well as cash on its balance sheet and borrowings under its revolver, to repay $425 million of its senior secured Term Loan and to pay fees and expenses related to the issuance. In addition, later today the Company expects to amend the financial covenant in its senior secured credit agreement such that the calculation of Consolidated Secured Net Leverage Ratio only includes first lien secured debt.

As of March 31, 2019, the Company had outstanding $1,292 million of senior debt under its credit facilities and $400 million in senior notes (both amounts exclude unamortized premium from purchase price accounting). In addition, the Company had $68 million in cash on hand.

Earnings Conference Call and Company Information

Entercom will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Tuesday April 30, 2019 at 10:00 AM Eastern Time. The public may access the conference call by dialing Toll Free: (888) 889-0278 and Toll: (312) 470-7365, passcode: Entercom (domestic and international callers). Participants may also listen to a live webcast of the call by visiting the “Investor Relations” section of Entercom’s website at www.entercom.com. A replay of the conference call will be available for one week by dialing (888) 568-0425. A webcast replay of the conference call will be available beginning six hours after the call on the Company’s website for a period of two weeks. Additional information is available on the Company’s website at www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station Operating Income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs, other expenses related to the refinancing; non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); other expenses related to the refinancing; impairment loss, merger and acquisition costs, preferred stock dividends; non-recurring expense recognized for restructuring charges or similar costs, including transition and integration costs, and gain or loss on sale or disposition of assets.

Adjusted Free Cash Flow consists of operating income (loss): (i) plus depreciation and amortization; net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; other income and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; income from discontinued operations (excluding income taxes or tax benefit); and (ii) less net interest expense (excluding amortization of deferred financing costs or debt premium), Adjusted Income Taxes Paid, capital expenditures and amortizable intangibles.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on sale of redundant property.

Adjusted Net Income (Loss) consists of net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported, including income taxes otherwise included in income from discontinued operations; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) impairment loss; (v) merger and acquisition costs, and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (vi) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 30% without discrete items of tax.

Adjusted Net Income (Loss) Per Share - Diluted includes any dilutive equivalent shares when not anti-dilutive. Convertible Preferred Stock is treated as if it never converted for the purposes of Adjusted Net Income (Loss) Per Share - Diluted.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income (Loss) Per Share – Diluted, Adjusted Free Cash Flow and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share - Diluted). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to the refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. For purposes of comparability, income taxes are reflected at the expected federal and state income tax rate of 30%, without adjustment for discrete tax adjustments.

Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is a leading American media and entertainment company reaching and engaging over 170 million people monthly through its premier collection of highly rated, award winning radio stations, digital platforms and live events. As one of the country’s two largest radio broadcasters, Entercom offers integrated marketing solutions and delivers the power of local connection on a national scale with coverage of close to 90% of persons 12+ in the top 50 markets. Entercom is the #1 creator of live, original, local audio content and the nation’s unrivaled leader in news and sports radio. Learn more about Philadelphia-based Entercom at www.entercom.com, Facebook and Twitter (@Entercom).For further information, or to receive future Entercom Communications news announcements via e-mail, please contact JCIR at 212/835-8500 or etm@jcir.com.

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2019	2018
STATEMENTS OF OPERATIONS

Net Revenues	$309,005	$300,560

Station Expenses	247,570	253,767
Station Expense - Non-Cash Compensation	1,415	1,958
Corporate Expenses	18,778	16,714
Corporate Expenses - Non-Cash Compensation	2,157	1,955
Depreciation And Amortization	11,104	8,471
Time Brokerage Agreement Expense (Income)	40	(426)
Merger And Acquisition Costs	9	1,383
Restructuring Costs	1,014	1,481
Integration Costs	1,135	9,729
Net (Gain) Loss On Sale Or Disposition of Assets	(4,600)	(161)

Total Operating Expenses	278,622	294,871

Operating Income	30,383	5,689

Net Interest Expense	25,220	23,404

Income (Loss) Before Income Taxes	5,163	(17,715)
Income Tax (Benefit)	2,038	(3,509)

Net Income (Loss) Available To Common Shareholders - Continuing Operations	3,125	(14,206)
Income From Discontinued Operations, Net Of Income Taxes	—	328

Net Income (Loss) Available To Common Shareholders	$3,125	$(13,878)

Net Loss From Continuing Operations Available To Common Shareholders - Basic & Diluted	$0.02	$(0.10)

Dividends Declared And Paid Per Common Share	$0.09	$0.09

Weighted Common Shares Outstanding - Basic	138,099	138,939

Weighted Common Shares Outstanding - Diluted	138,523	138,939

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures, Including Amortizable Intangibles	$20,510	$6,991
Income Taxes Paid	$1,790	$45
Cash Dividends On Common Stock Declared And Paid	$12,430	$12,441

	March 31,	December 31,
	2019	2018
SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents	$68,266	$122,893
Restricted Cash	$—	$69,365
Senior Debt - Term B-1 Loan (Includes Current Portion)	$1,291,700	$1,291,700
Senior Debt - Revolver (Includes Current Portion)	$—	$180,000
Senior Notes	$400,000	$400,000
Total Shareholders’ Equity	$1,331,498	$1,334,260

OTHER FINANCIAL DATA

	Three Months Ended
	March 31,
	2019	2018
Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$30,383	$5,689
Corporate Expenses	18,778	16,714
Corporate Expenses - Non-Cash Compensation	2,157	1,955
Station Expenses - Non-Cash Compensation	1,415	1,958
Depreciation And Amortization	11,104	8,471
Merger And Acquisition Costs	9	1,383
Restructuring Costs	1,014	1,481
Integration Costs	1,135	9,729
Net Time Brokerage Agreement Expense (Income)	40	(426)
Net Gain (Loss) On Sale Or Disposition of Assets	(4,600)	(161)

Station Operating Income	$61,435	$46,793

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted EBITDA
Net Income (Loss) Available To Common Shareholders	$3,125	$(13,878)
Income Taxes (Benefit)	2,038	(3,509)
Income From Discontinued Operations, Net Of Income Taxes	—	(328)
Net Interest Expense	25,220	23,404
Corporate Expenses - Non-Cash Compensation	2,157	1,955
Station Expenses - Non-Cash Compensation	1,415	1,958
Depreciation And Amortization	11,104	8,471
Time Brokerage Agreement Expense (Income)	40	(426)
Merger And Acquisition Costs	9	1,383
Restructuring Costs	1,014	1,481
Integration Costs	1,135	9,729
Net Gain (Loss) On Sale Or Disposition of Assets	(4,600)	(161)

Adjusted EBITDA	$42,657	$30,079

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Free Cash Flow
Net Income (Loss) Available To Common Shareholders	$3,125	$(13,878)
Depreciation And Amortization	11,104	8,471
Deferred Financing Costs Included In Interest Expense	801	795
Amortization Debt Discount Or (Debt Premium) Included In Interest Expense	(715)	(716)
Non-Cash Compensation Expense	3,572	3,913
Merger And Acquisition Costs	9	1,383
Integration Costs	1,135	9,729
Restructuring Costs	1,014	1,481
Net (Gain) Loss On Sale Or Disposition of Assets	(4,600)	(161)
Income Taxes (Benefit)	2,038	(3,509)
Income Taxes Otherwise Included In Income From Discontinued Operations	—	86
Capital Expenditures, Including Amortizable Intangibles	(20,510)	(6,991)
Adjusted Income Taxes Paid	(697)	(45)

Adjusted Free Cash Flow	$(3,724)	$558

Reconciliation Of Income Taxes Paid To Adjusted Income Taxes Paid
Income Taxes Paid	$(1,790)	$(45)
Income Taxes Paid Related to Gain/Loss On Sale Or Exchange Of Radio Station Assets	894	—
Income Taxes Paid Related to Gain/Loss On Sale Of Redundant Properties	199	—

Adjusted Income Taxes Paid	$(697)	$(45)

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Net Income (Loss)
Net Income (Loss) Available To Common Shareholders	$3,125	$(13,878)
Income Taxes (Benefit)	2,038	(3,509)
Income Taxes Otherwise Included In Income From Discontinued Operations	—	86
Merger And Acquisition Costs	9	1,383
Integration Costs	1,135	9,729
Restructuring Costs	1,014	1,481
Net (Gain) Loss On Sale Or Disposition of Assets	(4,600)	(161)
Non-Cash Compensation Expense	3,572	3,913

Adjusted Income (Loss) Before Income Taxes	6,293	(956)
Income Taxes (Benefit)	1,888	(287)

Adjusted Net Income (Loss)	$4,405	$(669)

Weighted Average Diluted Shares Outstanding For Purposes Of Computing Adjusted Net Income Per Share - Diluted
Weighted Common Shares Outstanding - Diluted As Reported	138,523	138,939
Diluted Shares Excluded When Reporting A Net Loss	—	—

	138,523	138,939

Adjusted Net Income (Loss) Per Share - Diluted	$0.03	$(0.00)